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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

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                                TABLE OF CONTENTS

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                                                                                                              PAGE
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
ARTICLE I.          DEFINITIONS.......................................................................          1


ARTICLE II.         FORMATION OF COMPANY..............................................................          8

         2.1.       Formation.........................................................................          8
         2.2.       Name..............................................................................          8
         2.3.       Principal Place of Business.......................................................          8
         2.4.       Registered Office and Registered Agent............................................          8
         2.5.       Term..............................................................................          8
         2.6.       Initial Members...................................................................          9

ARTICLE III.        PURPOSE AND PERMITTED BUSINESS OF COMPANY.........................................          9

         3.1.       Purpose...........................................................................          9

ARTICLE IV.         RIGHTS AND DUTIES OF MANAGER......................................................          9

         4.1.       Management........................................................................          9
         4.2.       Number, Tenure and Appointment....................................................          9
         4.3.       Liability for Certain Acts........................................................          9
         4.4.       Bank Accounts.....................................................................         10
         4.5.       Indemnity of the Manager, Employees and Other Agents..............................         10
         4.6.       Resignation.......................................................................         10
         4.7.       Removal...........................................................................         10
         4.8.       Compensation, Reimbursement, Organization Expenses................................         10
         4.9.       Right to Rely on the Manager......................................................         10
         4.10.      Restrictions on Company Actions...................................................         11

ARTICLE V.          RIGHTS AND OBLIGATIONS OF MEMBERS.................................................         12

         5.1.       Limitation of Liability...........................................................         12
         5.2.       List of Members...................................................................         12
         5.3.       No Agency Authority...............................................................         12
         5.4.       Company Books.....................................................................         12
         5.5.       Priority and Return of Capital....................................................         12
         5.6.       Competing Activities..............................................................         12

ARTICLE VI.         ACTIONS AND MEETINGS OF MEMBERS...................................................         13

         6.1.       Action of Members.................................................................         13
         6.2.       No Required Meetings..............................................................         13
         6.3.       Place of Meetings.................................................................         13
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                                       i

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
         6.4.       Notice of Meetings................................................................         13
         6.5.       Meeting of all Members............................................................         13
         6.6.       Record Date.......................................................................         13
         6.7.       Quorum............................................................................         13
         6.8.       Manner of Acting..................................................................         14
         6.9.       Proxies...........................................................................         14
         6.10.      Action by Members Without a Meeting...............................................         14
         6.11.      Waiver of Notice..................................................................         14

ARTICLE VII.        CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS.................................         15

         7.1.       Members' Capital Contributions....................................................         15
         7.2.       Additional Contributions..........................................................         15
         7.3.       Capital Accounts..................................................................         15
         7.4.       Withdrawal or Reduction of Members' Contributions to Capital......................         16
         7.5.       Capitalization....................................................................         16
         7.6.       Loans to the Company by Members or Related Parties................................         17

ARTICLE VIII.       ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS.....................         17

         8.1.       Allocations of Profits and Losses from Operations.................................         17
         8.2.       Special Allocations to Capital Accounts...........................................         17
         8.3.       Credit or Charge to Capital Accounts..............................................         19
         8.4.       Distributions.....................................................................         19
         8.5.       Limitation Upon Distributions.....................................................         20
         8.6.       Accounting Principles.............................................................         20
         8.7.       Interest on and Return of Capital Contributions...................................         20
         8.8.       Loans to Company..................................................................         20
         8.9.       Accounting Period.................................................................         20
         8.10.      Records and Reports...............................................................         20
         8.11.      Returns and other Elections.......................................................         20
         8.12.      Tax Matters Partner...............................................................         21
         8.13.      Certain Allocations for Income Tax (But Not Book Capital Account) Purposes........         21
         8.14.      Section 754 Election..............................................................         21
         8.15.      Debt Allocations..................................................................         21
         8.16.      Tax Distributions.................................................................         21

ARTICLE IX.         TRANSFERABILITY OF MEMBERSHIP INTERESTS...........................................         22

         9.1.       Transfers of Membership Interests.................................................         22
         9.2.       Prohibited Transfers..............................................................         22
         9.3.       Admission of Transferee as Member.................................................         22
         9.4.       Rights of Assignees...............................................................         23
         9.5.       Withdrawal of Member upon Transfer of Entire Interest.............................         23
         9.6.       No Withdrawals, Resignations or Removals..........................................         23
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
         9.7.       Indemnification...................................................................         23
         9.8.       Right of First Refusal............................................................         23
         9.9.       Drag-Along Rights.................................................................         25
         9.10.      Tag-Along Rights..................................................................         25
         9.11.      Terms of Participation............................................................         26

ARTICLE X.          DISSOLUTION AND TERMINATION.......................................................         27

         10.1.      Dissolution.......................................................................         27
         10.2.      Effect of Dissolution.............................................................         27
         10.3.      Winding Up, Liquidation and Distribution of Assets................................         27
         10.4.      Filing or Recording Statements....................................................         28
         10.5.      Return of Contribution; Nonrecourse to Other Members..............................         28

ARTICLE XI.         MISCELLANEOUS PROVISIONS..........................................................         29

         11.1.      Notice............................................................................         29
         11.2.      Books of Account and Records......................................................         29
         11.3.      Delivery of Financial Statements..................................................         29
         11.4.      Application of Law................................................................         30
         11.5.      Waiver of Action for Partition....................................................         30
         11.6.      Amendments........................................................................         30
         11.7.      Execution of Additional Instruments...............................................         30
         11.8.      Construction; Reference to "days".................................................         30
         11.9.      Effect of Inconsistencies with the Act............................................         30
         11.10.     Waivers...........................................................................         30
         11.11.     Rights and Remedies Cumulative....................................................         30
         11.12.     Severability......................................................................         31
         11.13.     Heirs, Successors and Assigns.....................................................         31
         11.14.     Creditors.........................................................................         31
         11.15.     Counterparts......................................................................         31
         11.16.     Power of Attorney.................................................................         31
         11.17.     Investment Representations........................................................         31
         11.18.     Representations and Warranties....................................................         32
         11.19.     Confidentiality...................................................................         34

Exhibit A - Member Capital Contributions, Units and Sharing Ratios

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

            THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

            THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into and effective this 1st day of October, 2003 (the "Agreement"), by and among the Company and each of the Persons whose names appear on EXHIBIT A and whose signatures appear on the signature page hereof (the "Initial Members"). In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Initial Members, each other Person who shall hereinafter execute this Agreement as a Member of the Company (the Initial Members and all such other Persons collectively the "Members") and the Company hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

            The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

            "1933 Act" shall have the meaning set forth in Section 9.14.

            "Act" shall mean the Delaware Limited Liability Company Act, as amended.

            "Additional Members" shall have the meaning set forth in Section 7.5(d) of this Agreement.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, an "Affiliate" shall

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mean: (i) as to any Entity: (x) any officer, director, manager, trustee or general partner of such Entity, (y) any individual natural person or other Entity owning or otherwise controlling 50% or more of the outstanding voting or other equity interests of such first Entity, or (z) any officer, director, manager, trustee or general partner of any Entity described in the preceding clause (y); and (ii) as to any natural person, any Entity of which that natural person is an officer, director, manager or general partner of which that natural person owns or otherwise controls 50% or more of the outstanding voting or other equity interests.

            "Agreement" shall mean this Limited Liability Company Agreement, as the same may be amended from time to time.

            "Appraiser" means an accounting firm, independent investment banking or appraisal firm of recognized national standing.

            "Assumed Tax Rate" shall mean 46%.

            "Capital Account" as of any given date, shall mean the Capital Account of each Member as described in Section 7.3 of this Agreement and maintained to such date in accordance with this Agreement.

            "Capital Contribution" shall mean, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company with respect to the Membership Interest held by such Member.

            "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Delaware Secretary of the State as the same may be amended from time to time.

            "Closing Date" shall mean October 1, 2003.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Company" shall mean Parking Company of America Airports Holdings, LLC.

            "Company Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2 (d).

            "Company Property" shall mean all assets (real or personal, tangible or intangible, including cash) of the Company, including interests in, and assets of, any direct or indirect subsidiary of the Company.

            "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the Fiscal Year, after giving effect to the following adjustments:

            (a) credit to such Capital Account the amount, if any, which such Member is obligated to restore pursuant to the next to last sentence of Regulations Section 1.704-

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      2(g)(1) and (i)(5), after taking into account any changes as of the end of the Fiscal Year in the Company Minimum Gain and Member Minimum Gain; and

            (b) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            This definition of Deficit Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Depreciation" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that (1) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of a Fiscal Year and which difference is being eliminated in accordance with Section 8.13 of this Agreement, Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year pursuant to Section 8.13 of this Agreement, and (2) with respect to any other asset whose Gross Asset Value differs from its adjusted tax basis at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

            "Distributable Cash" shall mean all cash, whether revenues or other funds, received by the Company, less the sum of the following, without duplication, to the extent paid or set aside by the Company: (i) all mandatory principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) Reserves.

            "Distribution" shall mean distributions in accordance with Section
8.4 of this Agreement. "Distribute" and "Distributed" shall have correlative meanings.

            "Drag-Along Notice" shall have the meaning set forth in Section 9.9(b) of this Agreement.

            "Economic Interest" shall mean a Person's share of one or more of the Profits, Losses and Distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members.

            "Encumbrance" shall mean any pledge, collateral assignment, grant of a security interest, mortgage or other lien or encumbrance.

            "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

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            "Fiscal Year" shall mean the accounting year ending December 31 of each calendar year.

            "GAAP" shall have the meaning set forth in Section 11.3(a) of this Agreement.

            "Gift " shall mean a gift, bequest or other transfer for no consideration, whether or not by operation of law, except in the case of bankruptcy.

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by the contributing Member and the Manager, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 7.1 of this Agreement shall be as set forth in EXHIBIT A;

            (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager as of the following times: (i) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Manager reasonably determines in good faith that such adjustments are necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

            (c) The Gross Asset Value of any Company asset Distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as reasonably determined by the distributee and the Manager, provided that, if the distributee is the Manager or any Affiliate of the Manager, the determination of the fair market value shall be subject to the valuation process set forth in Section (f) of this definition if any Member objects to the fair market value as established by the Manager;

            (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section
      8.3 of this Agreement and paragraph (g) under the definition of Profits and Losses in this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) of this definition to the extent that the Manager reasonably determines in good faith that an adjustment pursuant to paragraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

            (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (b) or (d) of this definition, then such Gross Asset Value shall

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      thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            (f) In the event that a Member objects to the fair market value established by the Manager pursuant to this definition of Gross Asset Value of any property contributed to the Company by the Manager or an Affiliate of the Manager, the fair market value of such property shall be determined by an appraisal conducted by an Appraiser selected by the Manager and acceptable to the objecting Member (whose approval shall not be unreasonably withheld or delayed) and whose decision, in the absence of fraud, shall be final, conclusive and binding on the parties. The Manager shall appoint the Appraiser on behalf of the Company in accordance with this Section (f) of this definition of Gross Asset Value within five business days. Any Appraiser appointed in accordance with this Section (f) of this definition of Gross Asset Value shall make its determination of fair market value within 30 days of its appointment. The Appraiser thus selected shall determine the fair market value of the relevant property by using any reasonable valuation methodology. The fees and expenses of the Appraiser shall be paid one-half by the Company and one-half by the objecting Member.

            "Initial Members" shall have the meaning set forth in the Preamble.

            "Majority Interest" shall mean one or more Membership Interests which taken together exceed 50% of the aggregate of all Sharing Ratios.

            "Majority Member" shall have the meaning set forth in Section 9.9(a) of this Agreement.

            "Manager" shall mean any Person selected as the Manager in accordance with Section 4.2 of this Agreement, in that capacity, and any successor thereto.

            "MAPC Member" shall mean Macquarie Americas Parking Corporation, a Delaware corporation.

            "Member" shall mean each of the parties who executes a counterpart of this Agreement as an Initial Member, Additional Member or Substitute Member.

            "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a "nonrecourse liability" (as defined in Regulations Section 1.704-2(b)(3)), determined in accordance with Regulations Section 1.704-2(i)(3).

            "Member Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

            "Member Offerees" shall have the meaning set forth in Section 9.8(a) of this Agreement.

            "Membership Interest" shall mean a Member's entire interest, including its Economic Interest, in the Company, as measured in Units, and such other interests, rights and

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privileges that the Member may enjoy by being a Member, including without limitation the right to vote on certain matters and to receive information concerning the business and affairs of the Company.

            "Option Notice " shall have the meaning set forth in Section 9.8(b) of this Agreement.

            "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such "Person" where the context so permits.

            "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's net taxable income or loss for such Fiscal Year, determined in accordance Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

            (a) Any items of income, gain, loss and deduction allocated to Members pursuant to Sections 8.2, 8.3, or 8.4 of this Agreement shall not be taken into account in computing Profits or Losses;

            (b) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss;

            (c) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.7041(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (d) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Profits and Losses;

            (e) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

            (f) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

            (g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a

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      Distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

            "Regulations" shall mean the Income Tax Regulations, including temporary and final regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Regulatory Allocations" shall have the meaning set forth in Section
8.3 of this Agreement.

            "Relevant Distribution Period" shall mean, with respect to a Distribution made pursuant to Section 8.16(a) of this Agreement, the twelve-month period that ends on the 31st day of March in the year following the Fiscal Year with respect to which such Distribution is required to be made.

            "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and for payment of taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

            "Sale", "Sell", or "Sold" shall mean a sale, assignment, exchange or other transfer for consideration, including but not limited to by virtue of any sale or exchange of a controlling interest in the owner, but shall exclude a transfer by an entity to its owners upon a liquidation of that entity.

            "Sale Notice" shall have the meaning set forth in Section 9.11 of this Agreement.

            "Seacoast Member" means Seacoast Holdings (PCAAH), Inc. a Delaware corporation.

            "Securities Acts" shall have the meaning set forth in Section 11.17 of this Agreement.

            "Selling Member" shall have the meaning set forth in Section 9.8(a) of this Agreement.

            "Sharing Ratio", with respect to any Member, shall be equal to the ratio determined by dividing the number of Units held by such Member by the total number of outstanding Units. The initial Sharing Ratios of the Members are set forth on EXHIBIT A.

            "State Acts" shall have the meaning set forth in the legend preceding Article I.

            "Substitute Member" shall mean any Person admitted as a Member in accordance with Section 9.3 of this Agreement.

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            "Tag-Along Notice" shall have the meaning set forth in Section
9.10(a) of this Agreement.

            "Tax Return" shall mean any return, report or similar statement (including any attached schedules) required to be filed with respect to any federal, state, local or foreign income, franchise, property, sales, use, employment, withholding, transfer, excise or other tax imposed by any governmental authority. A Tax Return shall include, without limitation, any information return, claim for refund, amended return or declaration or estimated tax.

            "TMP" shall have the meaning set forth in Section 8.12 of this Agreement.

            "Transfer" shall mean any Sale, Encumbrance or Gift.

            "Units" shall have the meaning set forth in Section 7.5(a) of this Agreement.

                                   ARTICLE II.
                              FORMATION OF COMPANY

            2.1. FORMATION. On August 20, 2003, Danielle Marinez organized a limited liability company pursuant to the Act by executing and delivering the Certificate of Formation to the Delaware Secretary of State in accordance with and pursuant to the Act. The Company and the Members hereby forever discharge the organizer from any liability or obligation to the Members, and the organizer shall be indemnified by the Company and the Members from and against any expense or liability actually incurred by the organizer, by reason of having been the organizer of the Company.

            2.2. NAME. The name of the Company is Parking Company of America Airports Holdings, LLC. The Company shall conduct its business under that name or, upon compliance with applicable laws, any other name that the Manager deems appropriate or advisable. Fictitious business name statements shall be filed and published when and if the Manager determines it necessary. Any such statement shall be renewed as required by applicable law.

            2.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be the Company's registered office in Delaware. The Company may locate its place or places of business at any other place or places as the Manager may from time to time deem advisable.

            2.4. REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office in the State of Delaware and the name of the registered agent at such address shall be as set forth in the Certificate of Formation. The registered office and registered agent may be changed from time to time with the approval of the Manager by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

            2.5. TERM. The Company shall continue in existence until it terminates in accordance with the provisions of this Agreement or the Act.

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            2.6.  INITIAL MEMBERS. The names and addresses of the Initial
Members of the Company are listed in EXHIBIT A.

                                  ARTICLE III.
                    PURPOSE AND PERMITTED BUSINESS OF COMPANY

            3.1. PURPOSE. The purpose of the Company shall be to carry on any lawful business, purpose or activity for which a limited liability company may be organized under the Act. The Company may conduct its business as set forth in this Article III either directly or through any direct or indirect subsidiaries.

                                   ARTICLE IV.
                          RIGHTS AND DUTIES OF MANAGER

            4.1. MANAGEMENT. The business and affairs of the Company shall be managed by its Manager. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts and activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Manager, unless the approval of more than one Manager is expressly required pursuant to this Agreement or the Act. The Manager shall perform its duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Unless authorized to do so by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

            4.2. NUMBER, TENURE AND APPOINTMENT. The Company shall initially have one Manager. The number of Managers shall be fixed from time to time by Members owning a Majority Interest. Each Manager shall hold office until such Manager resigns pursuant to Section 4.6 of this Agreement or is removed pursuant to Section 4.7 of this Agreement. All Managers shall be appointed by Members owning a Majority Interest. The initial Manager of the Company shall be the MAPC Member. The Company shall give notice of the resignation or appointment of a Manager or a change in the number of Managers to the Members within 30 days of such event in the manner provided in Section 11.1 of this Agreement.

            4.3.  LIABILITY FOR CERTAIN ACTS.

            (a) The Manager does not, in any way, guarantee the return of Capital Contributions or a profit for the Members from the operations of the Company.

            (b) The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member (or successor thereto), except to the extent, if any, that the loss or damage shall have been the result of fraud, willful misconduct, knowing violation of law or intentional breach of this Agreement. The Manager's liability under this Section and as TMP under Section 8.12 of this Agreement shall be limited to the Manager's interest in the Company.

            4.4. BANK ACCOUNTS. The Manager may from time to time open bank accounts in the name of the Company. The Manager shall be the sole signatory thereon unless the Manager determines otherwise.

            4.5.  INDEMNITY OF THE MANAGER, EMPLOYEES AND OTHER AGENTS.

            (a) The Company shall indemnify the Manager against any loss or liability incurred by the Manager, in connection with any claim, demand, action, suit or proceeding brought or made against the Manager by reason of the fact that the Manager is or was the Manager, and make advances for expenses incurred by the Manager in connection therewith to the maximum extent permitted under the Act, except to the extent the claim for which indemnification is sought results from an act or omission for which the Manager may be held liable to the Company or a Member under Section 4.3(b) of this Agreement. The Company shall indemnify its employees and other agents who are not Managers who are parties or are threatened to be made parties to actions, suits or proceedings by reason of the fact that such Persons provided services to the Company, to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by Members owning a Majority Interest.

            (b) Expenses (including legal fees and expenses) incurred by a Manager in defending any claim, demand, action, suit or proceeding subject to
Section 4.5(a) of this Agreement shall be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Manager to repay such amount if it shall ultimately be finally determined by a court of competent jurisdiction and not subject to appeal, that the Manager is not entitled to be indemnified by the Company as authorized hereunder.

            4.6. RESIGNATION. The Manager may resign at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member.

            4.7. REMOVAL. Members owning a Majority Interest may remove the Manager at any time with or without cause. The removal of a Manager who is also a Member shall not affect such Person's rights as a Member and shall not constitute a withdrawal of a Member.

            4.8. COMPENSATION, REIMBURSEMENT, ORGANIZATION EXPENSES. The Manager shall not be entitled to compensation from the Company for services rendered to the Company as such. Upon the submission of appropriate documentation the Manager shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred on behalf, or at the request, of the Company.

            4.9. RIGHT TO RELY ON THE MANAGER. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

            (1)   The identity of any Manager or Member;

            (2) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts on behalf of the Company by the Manager or which are in any other manner germane to the affairs of the Company;

            (3) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

            (4) Any act or failure to act by the Company or any other matter whatsoever involving the Company or the Manager.

            4.10. RESTRICTIONS ON COMPANY ACTIONS. Notwithstanding anything to the contrary contained herein, the Manager shall not cause the Company to:

            (1) except as permitted by this Agreement, commingle its assets with the assets of any other Person;

            (2) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

            (3) enter into any contract or agreement with any Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Person;

            (4) fail to correct any known misunderstandings regarding the separate identity of the Company and the Seacoast Member or any principal or Affiliate thereof or any other Person;

            (5) fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and related regulations;

            (6) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

            (7) except as may be required by the Code and related regulations, share any common logo with or hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

            (8) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;

            (9) fail to pay its own liabilities and expenses only out of its own funds;

            (10) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate; and

            (11)  fail to use separate invoices and checks bearing its own name;

      Failure of the Company, or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members.

                                   ARTICLE V.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

            5.1. LIMITATION OF LIABILITY. Except as otherwise provided by the non-waivable provisions of the Act and by this Agreement, no Member shall be liable for an obligation of the Company solely by reason of being or acting as a Member.

            5.2. LIST OF MEMBERS. Upon written request of any Member made in good faith and for a purpose reasonably related to the Member's rights as Member under this Agreement (which reason shall be set forth in the written request), the Manager shall provide a list showing the names, addresses and Membership Interests of all Members.

            5.3. NO AGENCY AUTHORITY. Except as expressly provided in this Agreement, the Members (in their capacity as Members) shall have no agency authority on behalf of the Company.

            5.4. COMPANY BOOKS. In accordance with Section 8.10 of this Agreement, the Manager shall maintain and preserve, during the term of the Company, and for five years after dissolution, all accounts, books and other records of the Company's business. Upon written request of any Member made in good faith and for a purpose reasonably related to the Member's rights as Member under this Agreement (which reason shall be set forth in the written request), each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

            5.5. PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in Article VIII, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or Distributions; provided, however, that this Section 5.5 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

            5.6. COMPETING ACTIVITIES. The Manager shall have no exclusive duty to act on behalf of the Company, and the Manager and each Member may have business interests other than their investments in the Company and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Manager or Member shall have any right, except as provided in this Agreement, to share or participate in any other investments or activities of any other Manager or Member. Neither any Manager nor any Member shall incur any liability to the Company or to any of the Members or the Manager as a result of engaging in any other business or venture, if and as long as such other activities are conducted in accordance with the terms of this Agreement.

                                   ARTICLE VI.
                         ACTIONS AND MEETINGS OF MEMBERS

            6.1. ACTION OF MEMBERS. Unless otherwise required in this Agreement, actions and consents of the Members may be communicated or reflected orally, electronically or in writing, and no action need be taken at a formal meeting. Members may, but are not required to, meet from time to time in accordance with the provisions of this Article. Any consent required to be in writing may be evidenced by separate written counterparts. Any action of the Members shall be effective when a sufficient number of Members to take such action communicate their consent to the action in writing to the Manager.

            6.2. NO REQUIRED MEETINGS. The Members may, but shall not be required to, hold any annual, periodic or other formal meetings. However, meetings of the Members may be called by any Manager or by any Member or Members holding, in the aggregate, Sharing Ratios of at least 25% of the then outstanding Units; provided, however, that no Member shall call, or be entitled to call, any meeting for any insignificant or frivolous purposes.

            6.3. PLACE OF MEETINGS. The Member or Members calling the meeting may designate any place within North America as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal place of business of the Company.

            6.4. NOTICE OF MEETINGS. Except as provided in Section 6.5 of this Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three days before the date of the meeting, either personally, by mail, by courier or by facsimile or other electronic means by or at the direction of the Member or Members calling the meeting, to each Member entitled to vote at such meeting.

            6.5. MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place (including by conference telephone) and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

            6.6. RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 6.6, such determination shall apply to any adjournment thereof.

            6.7. QUORUM. Members holding at least a majority of the Sharing Ratios, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Sharing Ratios so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Sharing Ratios whose absence would cause less than a quorum.

            6.8. MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act or by the Certificate of Formation. Unless otherwise expressly provided herein, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Sharing Ratio, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter is approved by the Members.

            6.9. PROXIES. At all meetings of Members, a Member who is qualified to vote may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

            6.10. ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Members holding sufficient Sharing Ratios, or the appropriate Members, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Members. Action taken under this Section 6.10 is effective when Members with the requisite Sharing Ratios, or the appropriate Members, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. In the event any Member action is taken on a less than unanimous basis, prompt notice of such action shall be given to all Members in the manner set forth in Section 11.1 of this Agreement.

            6.11. WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VII.
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

            7.1. MEMBERS' CAPITAL CONTRIBUTIONS. Each Initial Member shall contribute to the Company (and the Capital Account of such Member shall be credited with) such amounts and property as are set forth in EXHIBIT A attached hereto. Such initial Capital Contributions shall be made no later than the Closing Date.

            7.2. ADDITIONAL CONTRIBUTIONS. Except as set forth in Section 7.1 of this Agreement, no Member shall be required to make any Capital Contributions. To the extent approved by the Members, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Members determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions in proportion to their Sharing Ratios. In the event any Member chooses not to participate in such additional Capital Contributions, the other Members shall have the right (but not the obligation) to contribute their proportionate shares of such additional Capital Contributions. The Members' Sharing Ratios and Capital Contributions, as reflected on EXHIBIT A, shall be amended to reflect any additional Capital Contributions made pursuant to this Section 7.2. The Sharing Ratios shall be recomputed to equal the ratios of the Members' Capital Accounts after they are increased to reflect any additional Capital Contributions.

            7.3.  CAPITAL ACCOUNTS.

            (a) A separate capital account (the "Capital Account") shall be maintained by the Company for each Member. Each Member's Capital Account shall be increased by (1) the amount of cash contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Profits; (4) any items in the nature of income and gain which are specially allocated to the Member pursuant to Sections 8.2, 8.3 and 8.4 of this Agreement; and (5) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. Each Member's Capital Account shall be decreased by (1) the amount of cash Distributed to such Member by the Company; (2) the Gross Asset Value of property Distributed to such Member by the Company (net of liabilities secured by such Distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) any items in the nature of deduction and loss that are specially allocated to the Member pursuant to Sections 8.2, 8.3 and 8.4 of this Agreement; (4) allocations to such Member of Losses; and (5) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

            (b) Without limiting the other rights and duties of a transferee of a Membership Interest pursuant to this Agreement, in the event of a permitted sale or exchange of a Membership Interest in the Company, (1) the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Regulations Section 1.704-1(b)(2)(iv); and (2) the transferee shall be treated as the transferor for purposes of allocations and Distributions pursuant to Article VIII to the extent that such allocations and Distributions relate to the transferred Membership Interest.

            (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 7.3 is intended to comply with the requirements of Code
Section 704(b) and the Regulations promulgated thereunder. If in the opinion of the Company's tax counsel or accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 7.3 should be modified in order to comply with Code Section 704(b) and the Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 7.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

            (d) Upon liquidation of the Company, liquidating Distributions shall be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds shall be paid in accordance with Section 10.3 of this Agreement. The Company may offset damages for breach of this Agreement by any Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise Distributable to such Member; provided, the Company has received a final judgment by a court of competent jurisdiction which has not been stayed against such Member. Subject to
Section 7.1 of this Agreement, no Member shall have any obligation to restore all or any portion of a deficit balance in such Member's Capital Account.

            (e)   In determining the amount of any liability for purposes of
Section 7.3(a) of this Agreement, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            7.4. WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL. A Member shall not be entitled to be repaid any portion of its Capital Contribution or withdraw from the Company except as provided in this Agreement.

            7.5.  CAPITALIZATION.

            (a) The respective interests of the Members in the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act shall be evidenced by the issuance to the Members of units ("Units"), which Units will not be certificated. The initial authorized capital of the Company will consist of One Thousand Units. All currently authorized Units are common voting Membership Interests and it is not necessary for all currently authorized Units to be issued or outstanding. The total number of authorized Units may not be increased without the approval of Members holding a Majority Interest. Upon the approval of Members holdings a Majority Interest, such additional Units may be issued in one or more series and the holders thereof may be separated into one or more classes entitled to rights and privileges that differ from those of other series or classes. Any priority or preferential rights must be designated in an amendment to this Agreement.

            (b) The Units have no preferences, qualifications, limitations, restrictions, nor any special or relative rights, including convertible rights.

            (c)   In consideration of the Capital Contributions described in
Section 7.1 of this Agreement, concurrently with the execution and delivery hereof, the Company shall issue Units as set forth on EXHIBIT A hereto to the Members.

            (d) From time to time, the Company may, as approved by Members holding a Majority Interest, issue additional Units to existing or newly admitted Members ("Additional Members") upon the making by such Members of Capital Contributions (which may be in the form of cash, contributions of property to the Company, services rendered to the Company or a promissory note or other obligation to contribute cash or property to, or to perform services for, the Company) in such amounts, if any, as the Manager shall deem appropriate, based upon the needs of the Company, the net value of the Company's assets, the Company's financial condition and the benefits anticipated to be realized by the Company and the Members. EXHIBIT A shall be updated as necessary by the Manager to reflect the making of Capital Contributions by, and the issuance of Units to, the Additional Members.

            (e) In order that the Company may determine the Members entitled to notice of or to consent, approve or vote on any matter, or the Members or assignees exercise any rights in respect of any change, conversion or exchange of Units or for the purpose of any other lawful actions, the Manager shall cause the Company to maintain a register of the ownership of all Units of the Company. The Company and its Members and Manager shall be entitled to recognize the exclusive right of a person registered on the Company's books as the owner of Units to receive Distributions, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such Unit or Units on the part of any other Person, whether or not the Company, the Members or the Manager shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

            7.6. LOANS TO THE COMPANY BY MEMBERS OR RELATED PARTIES. Notwithstanding any other provision of this Agreement, in no event shall any loan be made to the Company by any Member or by any person related to any Member within the meaning of Regulations Section 1.752-4(b) if the proceeds of such loan will be used to repay debt of the Company, unless the proceeds of such loan are used solely to repay debt of the Company to a Member or any person related to a Member within the meaning of Regulations Section 1.752-4(b).

                                  ARTICLE VIII.
          ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

            8.1. ALLOCATIONS OF PROFITS AND LOSSES FROM OPERATIONS. Except as provided in Sections 8.2, 8.3 and 8.4 of this Agreement, the Profits and Losses for each Fiscal Year shall be allocated among the Members in accordance with their respective Sharing Ratios.

            8.2.  SPECIAL ALLOCATIONS TO CAPITAL ACCOUNTS. Notwithstanding
Section 8.1 of this Agreement, the following special allocations shall be made in the following order:

            (a) In the event that any Member unexpectedly receives any adjustments, allocations or Distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 8.2(a) be interpreted to comply with the alternate test for economic effect set forth in Regulations
Section 1.704-1(b)(2)(ii)(d).

            (b) The Losses allocated pursuant to Section 8.1 of this Agreement shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a Deficit Capital Account at the end of any Fiscal Year. In the event that some, but not all, of the Members would have Deficit Capital Accounts as a consequence of an allocation of Losses pursuant to Section
8.1 of this Agreement, the limitation set forth in the preceding sentence shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 8.2(b) shall be allocated to the Members in proportion to their respective positive Capital Account balances, if any, and thereafter to the Members in accordance with their Sharing Ratios. In the event that any Member would have a Deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount, if any, that such Member is obligated to restore to the Company under Regulations Section 1.704-1(b)(2)(ii)(c) and such Member's share of Company Minimum Gain as defined in Regulations Section 1.704-2(g)(1) (which is also treated as an obligation to restore in accordance with Regulations Section 1.704-1(b)(2)(ii)(d)), the Capital Account of such Member shall be specially credited with items of Company income (including gross income) and gain in the amount of such excess as quickly as possible.

            (c) Notwithstanding any other provision of this Section 8.2, if there is a net decrease in the Company Minimum Gain during a Fiscal Year, then the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such Fiscal Year (and if necessary for subsequent Fiscal Years) equal to that Member's share of the net decrease in Company Minimum Gain. This Section 8.2(c) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2 and shall be interpreted consistently therewith. If in any Fiscal Year that the Company has a net decrease in the Company Minimum Gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Manager may in its discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Regulations
Section 1.704-2(f)(4).

            (d) Notwithstanding any other provision of this Section 8.2, except Section 8.2(c), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Minimum Gain as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) equal to such Member's share of the net decrease in Member Minimum Gain attributable to such

Member Nonrecourse Debt. A Member's share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(4); provided, however, that a Member shall not be subject to this provision to the extent that an exception is provided by Regulations Section 1.704-2(i)(4) and any Revenue Rulings issued with respect thereto. Any Member Minimum Gain allocated pursuant to this provision shall consist of first, gains recognized from the disposition of Company Property subject to the Member Nonrecourse Debt, and, second, if necessary, a pro rata portion of the Company's other items of income or gain (including gross income) for that Fiscal Year. This Section 8.2(d) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (e) Nonrecourse deductions, as defined in Regulations Section 1.704-2(b)(1), for any Fiscal Year shall be specially allocated among the Members in proportion to their Sharing Ratios. Items of Company loss, deduction and expenditures which are attributable to any nonrecourse debt of the Company and are characterized as partner nonrecourse deductions under Regulations
Section 1.704-2(i) shall be allocated to the Members' Capital Accounts in accordance with the Members' Sharing Ratios.

            (f) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of its Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            8.3. CREDIT OR CHARGE TO CAPITAL ACCOUNTS. Any credit or charge to the Capital Accounts of the Members pursuant to Section 8.2 of this Agreement ("Regulatory Allocations") shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to Section 8.1 of this Agreement, so that the net amount of any items charged or credited to Capital Accounts pursuant to Section 8.1 of this Agreement and the Regulatory Allocations hereof and this Section 8.3 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article VIII if the special allocations required by the Regulatory Allocations hereof had not occurred.

            8.4. DISTRIBUTIONS. Except as provided in Sections 7.3(d) and 10.3(b) (with respect to liquidating Distributions), 8.5 (with respect to limitations on Distributions) and 8.16 (with respect to tax Distributions) of this Agreement, and Section 2 of the PCAAH Member's Agreement, dated as of October 1, 2003, by and between the MAPC Member and the Seacoast Member, the Manager shall Distribute Distributable Cash to the Members pro rata in accordance with Sharing Ratios at such times and as often as it shall determine in its sole and absolute discretion.

            8.5. LIMITATION UPON DISTRIBUTIONS. No Distribution shall be made if such Distribution would violate the Act.

            8.6. ACCOUNTING PRINCIPLES. For financial reporting purposes, the Company shall use accounting principles applied on a consistent basis using the accrual method of accounting determined by the Manager, unless the Company is required to use a different method of accounting for federal income tax purposes, in which case that method of accounting shall be the Company's method of accounting.

            8.7. INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

            8.8. LOANS TO COMPANY. Subject to Section 7.6, nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

            8.9. ACCOUNTING PERIOD. The Company's accounting period shall be the Fiscal Year.

            8.10. RECORDS AND REPORTS. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep the following records:

            (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

            (b) A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (c) Copies of the Company's federal, state, and local income Tax Returns and reports, if any, for the six most recent Fiscal Years;

            (d) Copies of the Company's currently-effective Agreement and copies of any financial statements of the Company for the six most recent Fiscal Years;

            (e)   Minutes of every meeting of Members;

            (f) Any written consents obtained from Members for actions taken by Members without a meeting.

            8.11. RETURNS AND OTHER ELECTIONS.

            (a) The Manager shall cause the preparation and timely filing of all Tax Returns required to be filed by the Company pursuant to the Code and all other Tax Returns deemed necessary and required in each jurisdiction in which the Company does business. Such Tax Returns shall reflect and be consistent with the Company's treatment as a partnership for federal and state income tax purposes, unless and until the Members unanimously elect otherwise.

            (b) All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion; provided, however, that the Manager shall make any tax election requested by Members owning a Majority Interest.

            8.12. TAX MATTERS PARTNER. The MAPC Member is hereby designated the tax matters partner ("TMP") as defined in Code Section 6231(a)(7). The TMP and the other Members shall use their reasonable efforts to comply with the responsibilities outlined in Code Sections 6221 through 6233 (including any Regulations promulgated thereunder), and in doing so shall incur no liability to any other Member except to the extent of any loss or damage sustained by the Company or any Member as the result of fraud, willful misconduct, knowing violation of law or intentional breach of this Agreement. The TMP's liability under this Section and Section 4.3(b) of this Agreement is limited to its interest in the Company.

            8.13. CERTAIN ALLOCATIONS FOR INCOME TAX (BUT NOT BOOK CAPITAL ACCOUNT) PURPOSES. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes (and not for Capital Account purposes), be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (a) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

            8.14. SECTION 754 ELECTION. The Manager may cause the Company to file an election under Code Section 754.

            8.15. DEBT ALLOCATIONS. For purposes of Regulations Section 1.752-3(a)(3) and the Regulations under Code Section 707, all debt incurred by the Company will be allocated among the Members in accordance with their Sharing Ratios.

            8.16. TAX DISTRIBUTIONS.

            (a) In the event that there is net taxable income allocated from the Company to a Member for a Fiscal Year, then the Company shall, within three months after the end of such Fiscal Year, make a Distribution pursuant to this
Section 8.16(a) to each Member in the minimum amount necessary to meet the following requirements: (i) all Distributions under this Section 8.16(a) shall be made in proportion to each Member's Sharing Ratio; and (ii) the total amount of Distributions to each Member pursuant to this Section 8.16(a) and Sections
8.4 and 8.16(b) of this Agreement during, or with respect to, the Relevant Distribution Period (excluding any Distributions made pursuant to this Section 8.16(a) with respect to a prior Fiscal Year or pursuant to Section 8.16(b) with respect to a future Fiscal Year) shall be at least equal to the product of (i) the net taxable income allocable from the Company to such Member for federal income tax purposes for such Fiscal Year (without regard to any adjustments made under Code Sections 734, 743 or 754), multiplied by (ii) the Assumed Tax Rate; provided, however, that no Distribution shall be made pursuant to this Section 8.16(a) (w) to the extent that it would cause a Member's Capital Account (after taking into account estimated Profits and Losses and Distributions through the latest calendar quarter) to be negative, (x) if such Distribution is then prohibited by the Company's debt instruments, (y) in an amount which in the aggregate exceed Distributable Cash, or (z) would otherwise be imprudent.

            (b) The Company shall, on or before each of April 15th, June 15th, September 15th of any Fiscal Year and January 15th immediately following the closing of such Fiscal Year, make Distributions to Members of one-fourth of the amount estimated to be distributable pursuant to Section 8.16(a) of this Agreement in respect of such Fiscal Year. Such estimated amounts shall be included in the Company's operating budget.

            (c) Any Distribution which is made to a Member pursuant to Section 8.16(a) or (b) of this Agreement shall reduce the total amount of Distributions which such Member would otherwise be entitled to receive under Section 8.4 of this Agreement until the total amount of such reductions made pursuant to this
Section 8.16(c) equals the cumulative amount of Distributions made to such Member pursuant to Section 8.16(a) and (b) of this Agreement.

                                   ARTICLE IX.
                     TRANSFERABILITY OF MEMBERSHIP INTERESTS

            9.1. TRANSFERS OF MEMBERSHIP INTERESTS. No Membership Interest may be transferred in whole or in part by any Member to any Person, except with the consent of Members holding a Majority Interest. In the event a Member desires to Transfer all or part of such Member's Units or any interest therein, such Member will be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for all expenses, if any, reasonably incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith. Until the transferee is admitted as a Member, the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Membership Interest transferred.

            9.2. PROHIBITED TRANSFERS. Any purported Transfer of any Units in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, no Member may Transfer any Membership Interests in violation of any provision of the Securities Act and any applicable state securities laws.

            9.3. ADMISSION OF TRANSFEREE AS MEMBER. A transferee of a Membership Interest desiring to be admitted as a Member (a "Substitute Member") must execute a counterpart of, or an agreement adopting, this Agreement. The admission of such transferee as a Substitute Member is subject to the consent of the Majority Interest. Upon admission of the transferee as a Substitute Member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Membership Interest becomes a Member, the transferor Member is not released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

            9.4. RIGHTS OF ASSIGNEES. Until such time, if any, as a transferee is admitted to the Company as a Substitute Member pursuant to Section 9.3 of this Agreement, (i) such transferee shall be an assignee only, and only shall receive, to the extent Transferred, the Distributions and allocations of income, gain, loss, deduction, credit, or similar item to which the Member that Transferred its Membership Interest would be entitled, and (ii) such assignee shall not be entitled or enabled to exercise any other right or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member even if he has transferred his entire Economic Interest in the Company to one or more assignees. In the event any assignee desires to make a further assignment of any Economic Interest in the Company, such assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

            9.5. WITHDRAWAL OF MEMBER UPON TRANSFER OF ENTIRE INTEREST. If a Member has transferred its entire Membership Interest to one or more assignees or to the Company, then such Member shall withdraw from the Company if and when all such assignees have been admitted as Substitute Members in accordance with this Agreement or the Company has acquired such Membership Interest as herein provided.

            9.6. NO WITHDRAWALS, RESIGNATIONS OR REMOVALS. No Member may withdraw or resign from the Company except as provided in Section 9.5 of this Agreement, and no Member shall be subject to removal.

            9.7. INDEMNIFICATION. Each transferring Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any Transfer or purported Transfer in violation of this Article IX.

            9.8.  RIGHT OF FIRST REFUSAL.

            (a) In the event that any Member other than the MAPC Member desires to Sell such Member's Membership Interest in whole or in part (such Member being herein referred to as the "Selling Member"), such Member shall first offer such Membership Interest to the Company and the MAPC Member (the "Member Offerees") in accordance with the following provisions:

            (b) The Selling Member shall deliver a written notice (the "Option Notice") to the Company and the Member Offerees stating (i) the Selling Member's bona fide intention to Sell such Membership Interest, (ii) the Membership Interest to be Sold, (iii) the purchase price and other terms of payment for which the Selling Member proposes to Sell such Membership

Interest and (iv) if the Selling Member shall have received a bona fide offer to purchase such Membership Interest on such terms, the named and address of the proposed purchaser.

            (c) Within ten days after receiving the Option Notice, the Company shall have the right, but not the obligation, to purchase all or any part of the Membership Interest offered therein upon the price and terms of payment designated in the Offer Notice. If the Company exercises such right within such ten-day period, the Company shall give written notice of that fact to the Selling Member and the other Members.

            (d) In the event that the Company does not purchase, in accordance with the provisions of Section 9.8(c) of this Agreement, all of the Membership Interest proposed to be Sold by the Selling Member, then for an additional period of 30 days commencing on the earlier of the date that (A) the Company's right to purchase such Membership Interest has expired or the Company notifies the Selling Member in writing that the Company has determined not to exercise such right or (B) the Company has determined to exercise such right only with respect to a portion of such Membership Interest, the Member Offerees shall have the right to purchase all or any portion of the Membership Interest not so purchased by the Company on the same terms and conditions and at the bona fide offer price at which the Company was so entitled to purchase such Membership Interest. The specific portion of such Membership Interest that each Member Offeree shall be so entitled to purchase shall be determined on a pro rata basis in proportion to the respective Sharing Ratios of each Member Offeree desiring to purchase the portion of the offered Membership Interest remaining available for purchase. Any Member Offeree desiring so to purchase a part of such Membership Interest shall give notice of such desire to the Selling Member, the Company and all other Member Offerees confirming such desire and the proposed terms of purchase. In the event that any Member Offeree does not purchase its full pro rata share of any such Membership Interest proposed to be Sold, such unpurchased portion of the Membership Interest shall be offered by the Selling Member to the Member Offerees subscribing to purchase a portion of that Membership Interest on a pro rata basis on similar terms of purchase. No such Membership Interest or portion thereof shall be made available for purchase by any non-Member pursuant to the remaining provisions of this Section 9.8 unless and until all Member Offerees shall have had an opportunity to purchase all of such Membership Interest in accordance with the provisions of this Section 9.8(d).

            (e) The closing of any purchase by the Company or any Member Offerees of any offered Membership Interest as provided in this Section 9.8 shall take place on such date as designated by the Company or such Member Offeree(s) occurring within 30 days after receipt by the Selling Member of notification from the Company or such Member Offerees of the exercise of the Company's or such Member Offerees' right to purchase hereunder. At such closing, the Selling Member shall deliver to the Company or such Member Offerees, as the case may be, such documentation as the Company or such Member Offerees shall reasonably request to evidence the Sale of such offered Membership Interests, against payment therefor by the Company or such Member Offerees.

            (f) In the event that, after compliance with the foregoing provisions of this Section 9.8, the Company and the Member Offerees, taken together, fail to purchase all of the Membership Interest proposed to be Sold by the Selling Member, then for a period of 60 days commencing on the date that neither the Company nor any Member Offeree remains entitled to exercise its right to purchase any offered Membership Interest in accordance with the foregoing provisions of this Section 9.8, the Selling Member may Sell to the proposed purchaser any portion of the Membership Interest described in the Option Notice that the Company and the Member Offerees are not purchasing; provided, however, that any such Sale to the proposed purchaser must be made for the consideration and upon the terms and conditions set forth in the Option Notice and shall be made subject to and in accordance with the other provisions of this Article IX. If the Selling Member shall not consummate the Sale of such remaining Membership Interest to the proposed purchaser within such 60-day period, such Membership Interest shall remain subject to the provisions of this Agreement and the Selling Member shall not thereafter Sell any such Membership Interest or portion thereof to any Person without again first complying with all of the provisions of this Agreement.

            9.9.  DRAG-ALONG RIGHTS.

            (a) If a Member (or group of Members who are Affiliates) that then holds a Majority Interest of the Units then outstanding (the "Majority Member") proposes to engage in a Sale of 100% of the Units then held by such Majority Member, then at the option of the Majority Member, there shall be included in such proposed Sale (on the same terms and subject to the same conditions as applicable to the Units to be sold by the Majority Member, except as herein otherwise provided) 100% of the Units then held by the Members other than the Majority Member all on the terms and subject to the conditions hereinafter set forth; provided, however, that if the Majority Member proposes to engage in a Sale with an Affiliate of the Majority Member, then the Majority Member may only exercise its rights under this Section 9.9 if the Sale is at such price and is on such terms as would be substantially similar to those that would be available from a third party on an arm's-length basis.

            (b) If the Majority Member proposes to engage in a Sale and to exercise the Majority Member's rights under this Section 9.9, then not less than 20 days prior to the date on which such Sale is scheduled to occur, the Majority Member shall give to the Company notice of the same (which notice shall include the price to be paid in such Sale and the other terms of purchase), and within five days thereafter, the Company shall send to each Member other than the Majority Member at such Member's address as then set forth on the books and records of the Company (i) a copy of such notice, and (ii) a statement of the number of Units required to be sold by such Member pursuant to this Section 9.9 (such notices together the "Drag-Along Notice"), which number of Units shall equal the same percentage of the Units held by that Member as the percentage of the Units held by the Majority Member and proposed to be sold in such Sale.

            (c) Each Member expressly agrees that if the Majority Member so elects, such Member shall sell such Member's Units on the terms of this Section 9.9, when and if the Majority Member sells its Units, in accordance with any Drag-Along Notice that such Holder receives with respect to such Sale.

            9.10. TAG-ALONG RIGHTS.

            (a) If a Selling Member proposes to engage in a Sale (in a single transaction or a series of related transactions) of all or a part of such Member's Membership Interest

(provided, that the number of Units the Selling Member proposes to sell is greater than ten percent of the outstanding Units of the Company determined at the time of the sale, or such Selling Member (together with the Units included in such Sale) will have sold greater than ten percent of the outstanding Units of the Company), but neither the Company nor the other Members elect to exercise their rights under Section 9.8 of this Agreement or if the sale is not subject to Section 9.8 of this Agreement, then not less than 20 days prior to the date on which such Sale is scheduled to occur, the Selling Member shall give to the Company a notice of the same, including the Membership Interest proposed to be sold, the price and other terms of the Sale, and the name and address of the proposed purchaser, and within five days thereafter, the Company shall send to each Member (other than the Selling Member) at such Member's address as then set forth on the books and records of the Company (i) a copy of such notice from the Selling Member, and (ii) a statement of the number of Units that the Member receiving such notice shall have the right to sell pursuant to this Section 9.10 (such notice and statement together the "Tag-Along Notice"), which number shall equal the same percentage of the Units held by that Member as the percentage of the Units held by the Selling Member and proposed to be sold in such Sale.

            (b)   A Member seeking to exercise its rights under this Section
9.10 shall give written notice thereof to the Selling Member and the Company within 15 days from the giving of the Tag-Along Notice, which notice shall specify the number of Units that such Member elects to include in such Sale.

            (c) If the tag-along rights set forth in this Section 9.10 are exercised by one or more Members with respect to any proposed Sale, the Selling Member shall not proceed with such Transfer unless and until each such other Member is given the right to so participate.

            9.11. TERMS OF PARTICIPATION. Each Member receiving a Tag-Along Notice or a Drag-Along Notice (together a "Sale Notice") shall promptly take all steps described in the Sale Notice to effectuate the sale by such Holder of the Units required to be sold by the Drag-Along Notice or if such Sale Notice is a Tag-Along Notice, that such Member elects to sell pursuant to Section 9.10 of this Agreement. Without limiting the generality of the foregoing, each Member shall:

            (a) provide all such information with respect to such Member and Units as may be reasonably required by the purchaser in such Sale;

            (b) execute and deliver all such purchase documents as may be reasonably required by such purchaser; provided, however, that (i) Members (other than the Majority Member, a Selling Member, or any Member responsible directly, or by way of delegation of authority, for the operation or management of any the Company's businesses or properties) shall not be required to make any representation or warranty to the purchaser other than to the effect that such Members have good and marketable title to the Membership Interests being sold in such Transfer, free and clear of liens and Encumbrances, and as to their right, power and authority to sell such securities; (ii) that such representations and warranties shall be made by such Members individually; and (iii) except as to such representations and warranties, such Members shall not be liable beyond the net proceeds of the Sale received by them for any other breach of representations or warranties, covenants or agreements in the purchase documents. In addition, unless expressly agreed to by a Member, no Member shall be required to enter into any covenant not to compete or similar agreement restricting such Member's business activities; and

            (c) deliver at the closing of such Sale such other transfer documentation as the purchaser may reasonably request against delivery of the purchase price therefor.

                                   ARTICLE X.
                           DISSOLUTION AND TERMINATION

            10.1. DISSOLUTION.

            (a) The Company shall be dissolved only upon the approval of Members holding a Majority Interest. Notwithstanding anything to the contrary in the Act, the Company shall not be dissolved upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member.

            (b) As soon as possible following the occurrence of an event specified in Section 10.1(a) of this Agreement effecting the dissolution of the Company, the appropriate representative of the Company shall execute all documents required by the Act at the time of dissolution and file or record such statements with the appropriate officials.

            10.2. EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until winding up and Distribution is completed and a certificate of cancellation is filed with the Delaware Secretary of State.

            10.3. WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

            (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

            (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

            (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent that the Manager may determine to Distribute in kind any assets to the Members);

            (2) Allocate any Profit or Loss resulting from such sales to the Members' Capital Accounts in accordance with Article VIII hereof;

            (3) Discharge all liabilities of the Company, including liabilities to Members who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members for Distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company); and

            (4) Distribute the remaining assets of the Company to the Members on a pro rata basis in accordance with the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs), either in cash or in kind, as determined by the Manager, with any assets Distributed in kind being valued for this purpose at their respective fair market values and Distributed to the Members in shares according to the ratios of their Capital Accounts. Any such Distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Regulations
      Section 1.704-1(b)(2)(ii)(b)(2).

            If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article VIII and Section 7.3 of this Agreement to reflect such deemed sale. Any assets distributed to the Members in kind shall be owned by the Members as tenants in common in proportion to their positive Capital Account balances described in Section 10.3(b)(4) of this Agreement.

            (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a Deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

            (d) Upon completion of the winding up, liquidation and Distribution of the assets, the Company shall be deemed terminated.

            (e) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final Distribution of its assets.

            10.4. FILING OR RECORDING STATEMENTS. Upon the conclusion of winding up, the appropriate representative of the Company shall execute all documents required by the Act at the time of completion of winding up and file or record such statements with the appropriate officials.

            10.5. RETURN OF CONTRIBUTION; NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the

Company is insufficient to return the cash or other contribution of one or more Members, such Members shall have no recourse against any other Member.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

            11.1. NOTICE. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served if sent by telecopy or facsimile transmission, delivered by messenger or overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the Member's and/or Company's address, as set forth on EXHIBIT A. Such notice shall be effective, (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt (or if the date of such confirmation of receipt is not a business day, upon the next business day); or (c) if mailed, upon the earlier of seven business days after deposit in the mail and the delivery as shown by return receipt therefor. Any Member or the Company may change its address by giving notice in writing to the Company and the other Members of its new address.

            11.2. BOOKS OF ACCOUNT AND RECORDS.

            (a) Proper and complete records and books of account shall be kept or shall be caused to be kept by the Manager, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 8.10 of this Agreement.

            (b) So long as a Member holds Units, such Member shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine books of account and records, to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its Manager, and to review such information as it reasonably requests, all at such reasonable times and as often as may be reasonably requested for a purposed relating to such member's ownership interest in the Company. The Company shall not be obligated under this Section 11.2(b) to disclose to a Member information that (i) the Manager determines in good faith is highly confidential or proprietary information or (ii) the Company is restricted from disclosing pursuant to an agreement with a third party.

            11.3. DELIVERY OF FINANCIAL STATEMENTS. So long as a Member holds Units, the Company shall deliver to such Member, as soon as practicable, but in any event within 120 days after the end of each Fiscal Year of the Company, income statement, balance sheet, statement of operations, statement of Members' equity and statement of cash flows of the Company for and as of the end of such Fiscal Year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"). Additionally, to the extent that the Company receives any financial reports or other information pursuant to Section 12.3 of the Limited Liability Company Agreement of PCAA Parent, a Delaware limited liability company, by virtue of being a member of such company, then the Company shall deliver copies of such reports or other information to the Seacoast Member promptly after receipt of such reports or other information from PCAA Parent.

            11.4. APPLICATION OF LAW. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of Delaware, and specifically the Act.

            11.5. WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the Company Property.

            11.6. AMENDMENTS. This Agreement may not be amended except by the written agreement of Members holding a Majority Interest; provided, however, that no amendment to Sections 7.3(c) (Capital Accounts), 8.4 (Distributions),
8.16 (Tax Distributions) or 9.10 (Tag-Along Rights) will be effective without the written consent of the Seacoast Member.

            11.7. EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations applicable to the Company or its business, in each case to the extent consistent with the terms hereof.

            11.8. CONSTRUCTION; REFERENCE TO "DAYS". Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Except as set forth in Section
11.1 of this Agreement, all references herein to the term "days" shall mean calendar days.

            11.9. EFFECT OF INCONSISTENCIES WITH THE ACT. It is the express intention of the Members and the Company that this Agreement shall be the sole source of agreement among them with respect to the matters covered hereby, and, except to the extent that a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited by or is otherwise ineffective under the Act, this Agreement shall govern. In the event that the Act is subsequently amended or interpreted in such a way to make valid any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members and the Company hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Members, notwithstanding any provision of the Act (to the maximum extent permitted by law), or common law that in the absence of this Agreement would be to the contrary.

            11.10. WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

            11.11. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            11.12. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Without limiting the generality of the foregoing sentence, to the extent that any provision of this Agreement is prohibited or ineffective under the Act or common law, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act or common law.

            11.13. HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

            11.14. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

            11.15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            11.16. POWER OF ATTORNEY. Each Member hereby irrevocably makes, constitutes and appoints the Manager, with full power of substitution, so long as such Manager is acting in such a capacity (and any successor Manager thereof so long as such Manager is acting in such capacity), its true and lawful attorney, in such Member's name, place and stead (it is expressly understood and intended that the grant of such power of attorney is coupled with an interest) to make, execute, sign, acknowledge, swear and file with respect to the Company:

            (a) all amendments of this Agreement adopted in accordance with the terms hereof;

            (b) all documents which the Manager deems necessary or desirable to effect the dissolution and termination of the Company following the requisite vote; and

            (c) all such other instruments, documents and certificates which may from time to time be required by the laws of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company.

            This power of attorney shall not be affected by and shall survive the bankruptcy, insolvency, death, incompetency, or dissolution of a Member and shall survive the delivery of any assignment by the Member of the whole or any portion of its Membership Interest.

            11.17. INVESTMENT REPRESENTATIONS. The undersigned Members understand (1) that the Membership Interests evidenced by this Agreement have not been registered under the 1933 Act, the Delaware Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

            Accordingly, each Member hereby confirms to the Company that such Member is acquiring the Membership Interests for such own Member's account, for investment and not with a view to the resale or Distribution thereof. Each Member agrees not to transfer, sell or offer for sale any of portion of the Membership Interests unless there is an effective registration or other qualification relating thereto under the 1933 Act and under any applicable state securities laws or unless the holder of Membership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such 1933 Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date, wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid for by such Member for at least two years.

            Each Member, prior to acquiring a Membership Interest, has made an investigation of the Company and its proposed business, and the Company has made available to each Member, all information with respect to the Company which such Member needs to make an informed decision to acquire the Membership Interest. Each Member considers himself, herself or itself to be a person possessing experience and sophistication as an investor, which are adequate for the evaluation of the merits and risks of such Member's investment in the Membership Interest.

            11.18. REPRESENTATIONS AND WARRANTIES. Each Member hereby makes, as of the date such Member becomes a Member, each of the representations and warranties applicable to such Member as set forth in this Section 11.18 of this
Agreement:

            (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If the Member is a corporation, partnership or limited liability company, such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

            (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. The execution, delivery, and performance of this Agreement by such Member will not (1) conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (2) conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, limited liability company agreement or operating agreement of such Member or of any material agreement or instrument to which such Member is a party or by which such Member is or may be bound or to which any of its material properties or assets is subject, (3) conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member is a party or by which such Member is or may be bound, or (4) result in the creation or imposition of any lien upon any of the material properties or assets of such Member.

            (c) GOVERNMENT AUTHORIZATIONS. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any government or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Member under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained.

            (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, would lead to any action, suit, or proceeding, which if adversely determined would) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such member; and such Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which would reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

            (e) INVESTMENT COMPANY ACT. Such Member is not, nor will the Company as a result of such Member holding a Membership Interest be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            11.19. CONFIDENTIALITY. Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential and shall not disclose to others, and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to third parties, any information which is confidential or proprietary information of any other Member or of the Company. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of such Member from using, any confidential or proprietary information of any other Member or of the Company, except for the benefit of the Company or in connection with the ownership of the Membership Interests.

            The undersigned hereby agree, acknowledge and certify that the foregoing Agreement, consisting of 35 pages, excluding the Table of Contents and attached Exhibits, constitutes the Limited Liability Company Agreement of Parking Company of America Airports Holdings, LLC adopted by the Members as of October 1, 2003.

COMPANY:

                                    PARKING COMPANY OF AMERICA AIRPORTS
                                    HOLDINGS, LLC

                                    By:   MACQUARIE AMERICAS PARKING
                                          CORPORATION,
                                          Its Managing Member

                                              By: /s/ Duncan Murdoch
                                                  ---------------------------
                                              Name:  Duncan Murdoch
                                              Title: Vice President
MEMBERS:

                                    MACQUARIE AMERICAS PARKING CORPORATION

                                        By: /s/ Duncan Murdoch
                                            ---------------------------
                                        Name:  Duncan Murdoch
                                        Title: Vice President

                                    SEACOAST HOLDINGS (PCAAH), INC.

                                        By: /s/ Eben Moulton
                                            ---------------------------
                                        Name:  Eben Moulton
                                        Title: President

                                    EXHIBIT A

             MEMBER CAPITAL CONTRIBUTIONS, UNITS AND SHARING RATIOS

     NAME, ADDRESS, FACSIMILE AND
        TELEPHONE NUMBER AND
       TAXPAYER IDENTIFICATION                                    CAPITAL
         NUMBER OF MEMBER                                      CONTRIBUTIONS             UNITS      SHARING RATIO
---------------------------------------                        -------------             -----      -------------
   Seacoast Holdings (PCAAH), Inc.                             $ 3,500,000(1)             168           16.8%
    c/o Seacoast II Advisors, LLC
          55 Ferncroft Road
     Danvers, Massachusetts 01923
      Telephone: (978) 750-1300
      Facsimile: (978) 750-1301
          Tax ID. No.: [TBD]

Macquarie Americas Parking Corporation                         $17,323,000(2)             832           83.2%
       Level 8, 121 King Street
    West Toronto, Ontario MH5 3T9
      Telephone: (416) 594-5167
      Facsimile: (416) 594-0020
       Tax ID. No.: 71-0905516

(1) Cash

(2) MAPC shall contribute all of its rights in its Membership Interest in Parking Company of America Airports, LLC. The Members agree that MAPC shall receive a Capital Contribution credit in the amount of $17,323,000 for such contribution.

                                                                 AMENDMENT NO. 1


                               FIRST AMENDMENT TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC

      This First Amendment, effective December 19, 2003, to the Parking Company of America Airports Holdings, LLC Limited Liability Company Agreement, dated October 1, 2003 (hereinafter, the "LLC Agreement").

      MAPC, as the Member holding a Majority Interest, hereby amends the LLC Agreement to provide as follows:

      1. Amendment of the LLC Agreement.


            Section 7.5(a) of the LLC Agreement is hereby amended to state that the initial authorized capital of the Company will consist of Ten Thousand Units.

      2. Miscellaneous. (a) Except as specifically amended hereby, the terms and provisions of the LLC Agreement shall remain in full force and effect. (b) Terms defined in the LLC Agreement shall be used in this First Amendment with the meanings defined in the LLC Agreement unless otherwise defined herein. (c) This First Amendment shall be governed by the laws of Delaware (without regard to its choice of law provisions). (d) This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

COMPANY:

PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC

By:   MACQUARIE AMERICAS PARKING CORPORATION
Its:  Manager

By:  /s/ Gregory Andrews
     -------------------------------
      Gregory Andrews, President

MAJORITY INTEREST:

MACQUARIE AMERICAS PARKING CORPORATION

By:  /s/ Gregory Andrews
     -------------------------------
      Gregory Andrews, President

                                                                AMENDMENT NO. 2


                              SECOND AMENDMENT TO

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC


     This second amendment, effective June 1, 2004, (hereinafter, "Second Amendment"), to the Parking Company of America Airports Holdings, LLC, Limited Liability Company Agreement, dated October 1, 2003 (hereinafter, the "Agreement") by and amongst the Company and the Members.

     Macquarie Americas Parking Corporation, as the Member holding a majority interest hereby amends the Agreement as follows:

1. Section 11.19 of the Agreement is hereby amended to state in its entirety as follows:

     "Confidentiality. Except as contemplated hereby or required by a court of
     ----------------
     competent authority, each Member shall keep confidential and shall not disclose to others, and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to third parties, any information which is confidential or proprietary information of any other Member or of the Company. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of such Member from using, any confidential or proprietary information of any other Member or of the Company, except for the benefit of the Company or in connection with the ownership of the Membership Interests. Notwithstanding the foregoing, the MAPC Member shall have the right to disclose any information regarding the Company, its business and the Agreement (including as amended by the First Amendment), including all financial information to the extent required by law or in accordance with the rules, regulations and orders of any court, administrative agency or commission or other governmental authority or instrumentality, whether local, domestic or foreign."

2.   Miscellaneous
     -------------

        a. Except as specifically amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

        b. Terms defined in the Agreement shall be used in this Second Amendment with the meanings defined in the Agreement unless otherwise defined herein.

        c.   This Second Amendment shall be governed by the laws of Delaware.

        d. This Second Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.


COMPANY:

               PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC

               BY:  MACQUARIE AMERICAS PARKING
                    CORPORATION,
                    Its Managing Member


                    By:  /s/ GREGORY ANDREWS
                         -------------------
                       Name:  GREGORY ANDREWS
                       Title: PRESIDENT





MAJORITY INTEREST:

              MACQUARIE AMERICAS PARKING CORPORATION

                    By:  /s/ GREGORY ANDREWS
                         -------------------
                       Name:  GREGORY ANDREWS
                       Title: PRESIDENT